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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Forstmann & Company, Inc. on Form S-8 of our reports dated December 8, 1994 (January 23, 1995 as to Paragraph 2 of Note 7) appearing in the Annual Report on Form 10-K of Forstmann & Company, Inc. for the year ended October 30, 1994.

Deloitte & Touche LLP

Atlanta, Georgia
February 7, 1995